090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20110194022-02
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/16/2011 8:45 AM
	Entity Number C10383-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

New Energy Technologies, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock: 101,000,000 shares par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: 100,000,000 shares par value $0.001
Preferred Stock: 1,000,000 shares par value $0.10

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One-for-three reverse split such that one share of common stock shall be issued and outstanding after the change for three shares issued and outstanding immediately prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing: (optional) March 16, 2011

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] Digitally signed by John Conklin DN: cn=John Conklin, o=New Energy Technologies, Inc, ou, email=jconklin@newenergytechnologiesinc.com, c=US Date: 2011.03.04 09:38:09 -05'00'

Signature of Officer

President & CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.